Blend Announces Second Quarter 2026 Financial Results

August 6, 2026

SAN FRANCISCO -- Blend Labs, Inc. (NYSE: BLND), a leading origination platform for digital banking solutions, today announced its second quarter 2026 financial results.

"We delivered Q2 with revenue near the high end and non-GAAP operating income above the high end of our guidance, and we did it in a market that isn't giving us much help," said Nima Ghamsari, Co-founder and Head of Blend. "The bigger milestone is that Autopilot became commercially available on July 1, and we’ve already got six lenders signed on. Paired with the agent-first transformation happening inside Blend, we're working toward re-accelerating growth in 2027."

Second Quarter Highlights
•Solid Results: Total revenue near the high end of guidance and non-GAAP operating income above the high end of guidance.
•New Deals and Expansions: Added or expanded 14 customer relationships in the second quarter — including 6 deals with Autopilot.
•Returning Capital to Shareholders: Repurchased 11.0 million shares in the second quarter for $18.2 million — $13.2 million remaining on the existing authorization at quarter end.

Second quarter revenue was $33.8 million, an increase of 7% compared to the second quarter of 2025. Software platform revenue was $31.4 million, up 7% year-over-year, and Professional services revenue was $2.4 million compared to $2.2 million in the second quarter of 2025. Total GAAP gross profit margin was 74%, compared to 74% in the second quarter of 2025, and non-GAAP gross profit margin was 78%, up from 76% in the same period last year. GAAP operating loss was $1.6 million, compared to a loss of $4.8 million in the second quarter of 2025. Non-GAAP operating income was $7.0 million, up from $4.6 million in the same period last year.

GAAP diluted net loss from continuing operations attributable to common stockholders per share was $0.03 in both the second quarter of 2026 and the same period last year. Non-GAAP diluted net income from continuing operations attributable to common stockholders per share was $0.00 in the second quarter of 2026 and in the second quarter of 2025.
Third Quarter Outlook
Blend is providing guidance for the third quarter of 2026 as follows:

$ in millions
Q3 2026 Guidance
Total Revenue	$31.5M - $33.5M

Non-GAAP Operating Income	$3.5M - $4.5M

We have not provided the forward-looking GAAP equivalent to our non-GAAP Operating Income outlook, or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, stock-based compensation, which is affected by our hiring and retention needs and future prices of our stock, and non-recurring, infrequent or unusual items.

Webcast Information
On Thursday, August 6 at 4:30 pm ET, Blend will host a live discussion of its second quarter 2026 financial results. A link to the live discussion will be made available on the Company’s investor relations website at https://investor.blend.com. A replay will also be made available following the discussion at the same website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management; the “Third Quarter Outlook” section above; Blend’s expectations regarding its financial condition and operating performance, including growth expectations and opportunities, investments and plans for future operations and competitive position; Blend’s partnerships and expectations related to such partnerships on Blend’s products and business; Blend’s products, sales pipeline, and technologies; Blend’s customers and customer relationships, including the businesses of such customers and their positions in the market; Blend’s ability to achieve or maintain profitability in the future; projections for mortgage loan origination volumes, including projections provided by third parties; and other macroeconomic and industry conditions. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the risks that: ongoing uncertainty or deterioration in economic conditions, such as increased mortgage interest rates, credit availability, real estate prices, tariffs and regulatory changes, inflation or consumer confidence, adversely affect our industry, markets and business; we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry and evolving markets; our restructuring actions do not result in the desired outcomes or adversely affect our business, impairment charges on certain assets have an adverse effect on our financial condition and results of operations; changes to our expectations regarding our share repurchase program; our strategic initiatives, including our decision to exit our Title business, could adversely affect our financial condition; or we are unable to generate sufficient cash flows or otherwise maintain sufficient liquidity to fund our operations and satisfy our liabilities. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and will be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Performance Metrics
In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit and non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss) from continuing operations, and non-GAAP diluted net income (loss) per share from continuing operations attributable to common stockholders. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.

We adjust the following items from our non-GAAP financial measures as detailed in the reconciliations below:

Stock-based compensation. We exclude stock-based compensation, which is a non-cash expense, from our non-GAAP financial measures because we believe that excluding this cost provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Workforce reduction costs. We exclude restructuring costs related to workforce reductions as these costs primarily include employee severance and other costs directly associated with resource realignments incurred in connection with changing strategies or business conditions. These costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Abandoned and terminated facilities costs. We exclude costs related to abandoned and terminated leases as these costs related to a one-time strategic business decision, are non-recurring or short-term in nature and are not reflective of our ongoing operations. Thus we believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Litigation contingencies and related professional services costs. We exclude costs related to litigation contingencies, which represent reserves for legal settlements, as well as the related professional service fees incurred related to these matters. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Transaction-related costs. We exclude costs related to strategic transactions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of our business or relevant to assessing the long-term performance of the impact of such transactions. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance. These non-recurring costs include financial advisory, legal, and other transactional costs incurred in connection with investing or divesting activities.

Impairment of capitalized internal-use software. We exclude the impairment of capitalized internal-use software because we do not believe this non-cash expense has a direct correlation to the operation of our business and is non-recurring in nature.

Amortization of capitalized internal-use software. We exclude the amortization of capitalized internal-use software because we do not believe this non-cash expense has a direct correlation to the operation of our business.

Foreign currency gains and losses. We exclude unrealized gains and losses resulting from remeasurement of assets and liabilities from foreign currency into the functional currency as we do not believe these gains and losses to be indicative of our business performance and excluding these gains and losses provides information consistent with how we evaluate our operating results.

Equity in losses of equity method investees, net of tax. We exclude our share of earnings of our equity method investee as we do not believe these earnings to be indicative of our business performance and excluding these earnings provides information consistent with how we evaluate our operating results.

Economic Value per Funded Loan. In our Mortgage Suite, Economic Value per Funded Loan represents the contractual rates for mortgage and mortgage-related products multiplied by the number of loans funded or transactions completed, as applicable, by a customer in the specified period (economic value), divided by the total number of loans funded by all Mortgage Suite customers in that same period. Economic value per funded loan is segregated into three categories: 1) core software, 2) add-on products and 3) partnerships. Core software consists of economic value generated through Mortgage and Blend Close. Add-on products consists of economic value historically generated through Blend Income Verification and Blend Insurance Agency, which have transitioned to partnership models; following the transition, economic value from these products is reported under Partnerships. Partnerships consists of economic value generated from partners through our integrated marketplace. The value derived from products associated with the mortgage application stage is aligned with the timing of funding the related loan (typically a 1-3 month delay from the time of application). Additionally, the value that is associated with fixed platform fees is recognized as revenue ratably over the contractual period, which naturally creates peaks and troughs that align with quarters of low and high mortgage loans funded. We use Economic Value per Funded Loan to measure our success at broadening the client relationships from the underlying mortgage transactions and selling additional products through our software platform.

Our non-GAAP financial measures also include non-GAAP operating margin, which is defined as non-GAAP income (loss) from operations divided by total revenue. We believe that the presentation of non-GAAP operating margin provides useful information to investors as it is one of the metrics we use to assess our operating and financial performance, and also may be a useful metric for investors to compare our operating and financial results with other companies in our industry.

In addition, our non-GAAP financial measures include the following measures related to our liquidity: free cash flow, unlevered free cash flow and free cash flow margin. Free cash flow is defined as net cash flow from operating activities less cash spent on additions to property, equipment, internal-use software and intangible assets. Unlevered free cash flow is defined as free cash flow before cash paid for interest on our outstanding debt. Free cash flow margin is defined as free cash flow divided by total revenue. We believe information regarding free cash flow and free cash flow margin provides useful information to investors as a basis for comparing our performance with other companies in our industry and as a measurement of the cash generation that is available to invest in our business and meet our financing needs. We present unlevered free cash flow primarily for historical comparisons. In April 2024, we repaid in full all amounts outstanding and payable under our debt obligations and therefore eliminated any debt service obligations.

We have not separately adjusted for certain tax-related impacts of our non-GAAP financial measures, as they are not material to our overall non-GAAP results for the periods presented.

It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

About Blend
Blend Labs, Inc., (NYSE: BLND) is a leading origination platform for digital banking solutions. Financial providers— from large banks, fintechs, and credit unions to community and independent mortgage banks—use Blend’s platform to transform banking experiences for their customers. Better banking starts on Blend. To learn more, visit blend.com.

Blend Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$23,311	$45,061
Marketable securities and other investments	21,556	24,739
Trade and other receivables, net of allowance for credit losses of $135 and $112, respectively	14,425	8,786
Prepaid expenses and other current assets	16,594	17,257
Current assets held for sale from discontinued operations	—	3,958
Total current assets	75,886	99,801
Property and equipment, net	21,936	22,997
Operating lease right-of-use assets	1,953	1,394
Deferred contract costs	3,213	3,425
Other non-current assets	40,578	41,425
Non-current assets held for sale from discontinued operations	—	1,003
Total assets	$143,566	$170,045
Liabilities, redeemable equity and stockholders’ equity
Current liabilities:
Accounts payable	$418	$1,858
Deferred revenue	31,483	19,385
Accrued compensation	3,541	4,560
Other current liabilities	11,262	11,523
Current liabilities held for sale from discontinued operations	—	2,128
Total current liabilities	46,704	39,454
Other non-current liabilities	2,083	1,569
Total liabilities	48,787	41,023
Commitments and contingencies
Series A redeemable convertible preferred stock, par value $0.00001 per share: 200,000 shares authorized as of June 30, 2026 and December 31, 2025, 150 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	169,153	159,495
Stockholders’ equity:
Class A, Class B and Class C Common Stock, par value $0.00001 per share: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized as of June 30, 2026 and December 31, 2025; 236,513 (Class A 233,257, Class B 3,256, Class C 0) and 256,043 (Class A 252,787, Class B 3,256, Class C 0) shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	2	2
Additional paid-in capital	1,326,309	1,360,704
Accumulated other comprehensive income	623	597
Accumulated deficit	(1,401,308)	(1,391,776)
Total stockholders’ equity	(74,374)	(30,473)
Total liabilities, redeemable equity and stockholders’ equity	$143,566	$170,045

Blend Labs, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Software platform	$31,404	$29,465	$59,397	$53,767
Professional services	2,433	2,164	5,283	4,707
Total revenue	33,837	31,629	64,680	58,474
Cost of revenue
Software platform	7,152	6,560	12,920	12,457
Professional services	1,800	1,713	3,510	3,660
Total cost of revenue	8,952	8,273	16,430	16,117
Gross profit	24,885	23,356	48,250	42,357
Operating expenses:
Research and development	8,683	7,486	18,096	15,329
Sales and marketing	6,740	6,950	12,938	14,137
General and administrative	11,034	13,718	23,187	24,950
Restructuring	4	28	666	747
Total operating expenses	26,461	28,182	54,887	55,163
Loss from operations	(1,576)	(4,826)	(6,637)	(12,806)
Other income (expense), net	221	1,018	261	2,132
Loss before income taxes	(1,355)	(3,808)	(6,376)	(10,674)
Income tax expense	(119)	(41)	(182)	(71)
Loss before equity in losses of equity method investees	(1,474)	(3,849)	(6,558)	(10,745)
Equity in losses of equity method investees, net of tax	(338)	—	(719)	—
Loss from continuing operations	(1,812)	(3,849)	(7,277)	(10,745)
Income (loss) from discontinued operations	329	(2,998)	(2,255)	(5,801)
Net loss	(1,483)	(6,847)	(9,532)	(16,546)
Less: Net loss attributable to noncontrolling interest included in discontinued operations	—	—	—	182
Net loss attributable to Blend Labs, Inc.	(1,483)	(6,847)	(9,532)	(16,364)
Less: Accretion of redeemable noncontrolling interest to redemption value from discontinued operations	—	—	—	(1,254)
Less: Accretion of Series A redeemable convertible preferred stock to redemption value	(4,927)	(4,376)	(9,658)	(8,578)
Net loss attributable to Blend Labs, Inc. common stockholders	$(6,410)	$(11,223)	$(19,190)	$(26,196)

Net loss per share attributable to Blend Labs, Inc. common stockholders - basic and diluted:
Continuing operations	$(0.03)	$(0.03)	$(0.07)	$(0.07)
Discontinued operations	$0.00	$(0.01)	$(0.01)	$(0.03)
Net loss per share attributable to Blend Labs, Inc. common stockholders	$(0.03)	$(0.04)	$(0.08)	$(0.10)
Weighted average shares used in calculating net loss per share:
Basic and diluted	239,909	259,211	247,726	259,004
Comprehensive loss:
Net loss	$(1,483)	$(6,847)	$(9,532)	$(16,546)
Unrealized loss on marketable securities	(58)	(44)	(164)	(38)
Foreign currency translation gain (loss)	18	(7)	190	(50)
Comprehensive loss	(1,523)	(6,898)	(9,506)	(16,634)
Less: Comprehensive loss attributable to noncontrolling interest included in discontinued operations	—	—	—	182
Comprehensive loss attributable to Blend Labs, Inc.	$(1,523)	$(6,898)	$(9,506)	$(16,452)

Blend Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating activities
Net loss	$(1,483)	$(6,847)	$(9,532)	$(16,546)
Less: Net income (loss) from discontinued operations	329	(2,998)	(2,255)	(5,801)
Net loss from continuing operations	(1,812)	(3,849)	(7,277)	(10,745)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	6,978	7,582	13,758	13,678
Depreciation and amortization	1,514	640	2,851	1,047
Amortization of deferred contract costs	317	431	792	746
Amortization of operating lease right-of-use assets	87	122	210	199
Equity in losses of equity method investees, net of tax	338	—	719	—
Other	210	(178)	622	(316)
Changes in operating assets and liabilities:
Trade and other receivables	3,398	(4,408)	(5,663)	(506)
Prepaid expenses and other assets, current and non-current	(765)	(1,583)	379	(719)
Deferred contract costs, non-current	169	(178)	212	(531)
Accounts payable	159	(1,465)	(1,440)	(419)
Deferred revenue	(2,539)	(556)	12,098	12,352
Accrued compensation	(444)	(1,195)	(987)	(684)
Operating lease liabilities	(86)	(974)	(206)	(1,921)
Other liabilities, current and non-current	214	185	132	2,204
Net cash provided by (used in) operating activities - continuing operations	7,738	(5,426)	16,200	14,385
Net cash provided by (used in) operating activities - discontinued operations	189	(1,076)	(921)	(771)
Net cash provided by (used in) operating activities	7,927	(6,502)	15,279	13,614
Investing activities
Purchases of marketable securities	—	(11,873)	(4,966)	(23,749)
Sale of available-for-sale securities	—	11	—	859
Maturities of marketable securities	—	8,800	8,000	27,727
Additions to property, equipment and internal-use software development costs	(825)	(3,599)	(1,942)	(7,912)
Investment in non-marketable equity securities	—	(4,000)	—	(4,000)
Net cash (used in) provided by investing activities - continuing operations	(825)	(10,661)	1,092	(7,075)
Net cash provided by (used in) investing activities - discontinued operations	140	(36)	1,110	(120)
Net cash (used in) provided by investing activities	(685)	(10,697)	2,202	(7,195)
Financing activities
Proceeds from exercises of stock options, including early exercises, net of repurchases	—	430	96	793
Taxes paid related to net share settlement of equity awards	(937)	(2,531)	(2,064)	(5,502)
Share repurchases	(20,405)	(1,550)	(37,241)	(4,118)
Net cash used in financing activities - continuing operations	(21,342)	(3,651)	(39,209)	(8,827)
Effect of exchange rates on cash, cash equivalents, and restricted cash	(19)	—	(24)	—
Net decrease in cash, cash equivalents, and restricted cash	(14,119)	(20,850)	(21,752)	(2,408)
Cash, cash equivalents, and restricted cash at beginning of period	39,365	67,979	46,998	49,537
Cash, cash equivalents, and restricted cash at end of period	$25,246	$47,129	$25,246	$47,129
Less: Cash, cash equivalents and restricted cash included in current assets held for sale from discontinued operations	—	5,607	—	5,607

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash, cash equivalents and restricted cash, end of period, excluding current assets held for sale from discontinued operations	$25,246	$41,522	$25,246	$41,522
Reconciliation of cash, cash equivalents, and restricted cash within the condensed consolidated balance sheets:
Cash and cash equivalents	$23,311	$36,499	$23,311	$36,499
Restricted cash	1,935	5,023	1,935	5,023
Total cash, cash equivalents, and restricted cash	$25,246	$41,522	$25,246	$41,522

Supplemental disclosure of cash flow information:
Cash paid for income taxes
State and local
Texas	$80	$64	$80	$64
Foreign
India	$57	$135	$111	$268
Total income taxes paid, net	$137	$199	$191	$332
Cash paid for interest	$—	$—	$—	$—
Supplemental disclosure of non-cash investing and financing activities:
Reclassification of redeemable noncontrolling interest related to discontinued operations to equity	$—	$—	$—	$52,675
Operating lease liabilities arising from obtaining new or modified right-of-use assets	$760	$1,640	$760	$1,640
Stock-based compensation included in capitalized internal-use software development costs	$119	$1,175	$238	$2,345
Accretion of redeemable noncontrolling interest related to discontinued operations to redemption value	$—	$—	$—	$1,254
Accretion of Series A redeemable convertible preferred stock to redemption value	$4,927	$4,376	$9,658	$8,578
Consideration receivable in connection with the sale of title assets	$—	$—	$389	$—
Capitalized internal-use software development costs included in accrued compensation	$58	$201	$58	$201

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2026		2025
					YoY change
Mortgage Suite	$19,240	57%	$17,987	57%	7%
Consumer Banking Suite	12,164	36%	11,478	36%	6%
Total software platform	31,404	93%	29,465	93%	7%
Professional services	2,433	7%	2,164	7%	12%
Total revenue	$33,837	100%	$31,629	100%	7%

	Six Months Ended June 30,
	2026		2025
					YoY change
Mortgage Suite	$36,472	56%	$32,645	56%	12%
Consumer Banking Suite	22,925	35%	21,122	36%	9%
Total software platform	59,397	92%	53,767	92%	10%
Professional services	5,283	8%	4,707	8%	12%
Total revenue	$64,680	100%	$58,474	100%	11%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2026		2025
Gross Profit Reconciliation	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Blend Platform
GAAP Software platform	$24,252	77%	$22,905	78%
Stock-based compensation(1)	7		1
Amortization of capitalized internal-use software(7)	1,449		601
Non-GAAP Software platform	25,708	82%	23,507	80%

GAAP Professional services	633	26%	451	21%
Stock-based compensation(1)	139		115
Amortization of capitalized internal-use software(7)	—		—
Non-GAAP Professional services	772	32%	566	26%

GAAP Gross Profit	24,885	74%	23,356	74%
Stock-based compensation(1)	146		116
Amortization of capitalized internal-use software(7)	1,449		601
Non-GAAP Gross Profit	$26,480	78%	$24,073	76%

	Six Months Ended June 30,
	2026		2025
Gross Profit Reconciliation	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Blend Platform
GAAP Software platform	$46,477	78%	$41,310	77%
Stock-based compensation(1)	10		2
Amortization of capitalized internal-use software(7)	2,722		989
Non-GAAP Software platform	49,209	83%	42,301	79%

GAAP Professional services	1,773	34%	1,047	22%
Stock-based compensation(1)	258		284
Amortization of capitalized internal-use software(7)	—		—
Non-GAAP Professional services	2,031	38%	1,331	28%

GAAP Gross Profit	48,250	75%	42,357	72%
Stock-based compensation(1)	268		286
Amortization of capitalized internal-use software(7)	2,722		989
Non-GAAP Gross Profit	$51,240	79%	$43,632	75%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP operating expenses	$26,461	$28,182	$54,887	$55,163
Non-GAAP adjustments:
Stock-based compensation(1)	6,832	7,466	13,490	13,392
Workforce reduction costs(2)	4	28	666	747
Abandoned and terminated facilities costs(3)	—	892	—	1,399
Litigation contingencies and related professional services costs(4)	—	71	—	859
Transaction-related costs(5)	4	248	178	394
Impairment of capitalized internal-use software(6)	118	31	378	112
Non-GAAP operating expenses	$19,503	$19,446	$40,175	$38,260

GAAP loss from operations	$(1,576)	$(4,826)	$(6,637)	$(12,806)
Non-GAAP adjustments:
Stock-based compensation(1)	6,978	7,582	13,758	13,678
Workforce reduction costs(2)	4	28	666	747
Abandoned and terminated facilities costs(3)	—	892	—	1,399
Litigation contingencies and related professional services costs(4)	—	71	—	859
Transaction-related costs(5)	4	248	178	394
Impairment of capitalized internal-use software(6)	118	31	378	112
Amortization of capitalized internal-use software(7)	1,449	601	2,722	989
Non-GAAP income from operations	$6,977	$4,627	$11,065	$5,372
GAAP operating margin	(5)%	(15)%	(10)%	(22)%
Non-GAAP operating margin	21%	15%	17%	9%

GAAP net loss from continuing operations	$(1,812)	$(3,849)	$(7,277)	$(10,745)
Non-GAAP adjustments:
Stock-based compensation(1)	6,978	7,582	13,758	13,678
Workforce reduction costs(2)	4	28	666	747
Abandoned and terminated facilities costs(3)	—	892	—	1,399
Litigation contingencies and related professional services costs(4)	—	71	—	859
Transaction-related costs(5)	4	248	178	394
Impairment of capitalized internal-use software(6)	118	31	378	112
Amortization of capitalized internal-use software(7)	1,449	601	2,722	989
Foreign currency gains and losses(8)	51	17	337	(3)
Equity in losses of equity method investees(9)	338	—	719	—
Non-GAAP net income from continuing operations	$7,130	$5,621	$11,481	$7,430

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP diluted net loss per share from continuing operations attributable to common stockholders	$(0.03)	$(0.03)	$(0.07)	$(0.07)
Per share impact of non-GAAP expenses(10)	0.03	0.03	0.07	0.07
Non-GAAP diluted income (loss) per share from continuing operations attributable to common stockholders	$0.00	$0.00	$0.00	$0.00
GAAP diluted weighted average shares used in calculating net loss per share	239,909	259,211	247,726	259,004
Non-GAAP diluted weighted average shares used in calculating net income (loss) per share	242,288	268,778	250,739	259,004

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by (used in) operating activities - continuing operations	$7,738	$(5,426)	$16,200	$14,385
Additions to property, equipment and internal-use software development costs	(825)	(3,599)	(1,942)	(7,912)
Free cash flow	6,913	(9,025)	14,258	6,473

Revenue	$33,837	$31,629	$64,680	$58,474
Free cash flow margin	20%	(29)%	22%	11%

Notes:
(1) Stock-based compensation represents the non-cash grant date fair value of stock-based instruments utilized to incentivize our employees, for which the expense is recognized over the applicable vesting or performance period.

	Three Months Ended June 30,		Six Months Ended June 30,
Stock-based compensation by function:	2026	2025	2026	2025
Cost of revenue	$146	$116	$268	$286
Research and development *	1,496	1,272	3,157	2,956
Sales and marketing	794	618	1,076	1,338
General and administrative	4,542	5,576	9,257	9,098
Total	$6,978	$7,582	$13,758	$13,678

* Net of $0.1 million and $0.2 million of additions to capitalized internal-use software for the three and six months ended June 30, 2026 and $1.1 million and $2.3 million for the three and six months ended June 30, 2025

(2) Workforce reduction costs represent expenses incurred in connection with the workforce restructuring actions executed as part of our broader efforts to improve cost efficiency.
(3) Abandoned and terminated facilities costs represent charges related to the early termination of a leased facility and abandonment of another leased facility as part of our broader efforts to better align our operating structure with our business activities.
(4) Litigation contingencies and related professional services costs represent reserves for legal settlements and related professional service fees that are unusual or infrequent costs associated with our operating activities.

(5) Transaction-related costs include non-recurring financial advisory, legal, and other transactional costs incurred in connection with investing or divesting activities recorded within general and administrative expense.

(6) Impairment of capitalized internal-use software represents the non-cash expense related to the write-off of certain internal-use software projects.
(7) Amortization of capitalized internal-use software represents the non-cash amortization expense related to our developed technology that is amortized over the estimated useful life.
(8) Foreign currency gains and losses include remeasurement of assets and liabilities from foreign currency into the functional currency in connection with our operations in India.
(9) Equity in losses of equity method investees reflects our share of the investees’ net loss under the equity method of accounting.
(10) Per share impact of non-GAAP expenses represents the per share impact of aggregated non-GAAP items included in (1) through (9).

Contacts:

Investor Relations
ir@blend.com

Media
press@blend.com